SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 20, 1997

                       BENEFICIAL MORTGAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)

            333-2151                                      52-2022851
    (Commission File Number)                   (IRS Employer Identification No.)


                       Beneficial Mortgage Services, Inc.
                              One Christina Centre
                             301 North Walnut Street
                              Wilmington, DE 19801

              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (302) 425-2500


                                 Not applicable
          (Former name or former address, if changed since last report)



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Item 5.     Other Events.

Filing of Pooling and Servicing Agreement

         On May 20, 1997, Beneficial Mortgage Services, Inc. (the "Depositor") entered into a Pooling and Servicing Agreement dated as of May 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, Beneficial Mortgage Corporation, as master servicer, The Chase Manhattan Bank, as trustee, and Texas Commerce Bank National Association, as co-trustee. The Pooling and Servicing Agreement is annexed hereto as Exhibit 4.

Filing of Underwriting Agreement

         On May 20, 1997, the Depositor entered into an Underwriting Agreement dated as of May 13, 1997 (the "Underwriting Agreement"), by and among the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as authorized representative of J.P. Morgan Securities, Inc., Salomon Brothers Inc and UBS Securities LLC ("Underwriters"). The Underwriting Agreement is annexed hereto as Exhibit 1.

Filing of Corporate Opinion of Dechert Price & Rhoads

     On May 20, 1997, Dechert Price & Rhoads, as special counsel to the Depositor, rendered a corporate opinion pursuant to Section 5(b)(1) of the Underwriting Agreement. The corporate opinion of Dechert Price & Rhoads is annexed hereto as Exhibit 5.

Item 7.  Financial Statements and Exhibits

          (c)  Exhibits

               The following is filed herewith. The exhibit numbers correspond with Item 601(b) of Regulation S-K.

               Exhibit No.         Description

                   4 Pooling and Servicing by and among the Depositor, Beneficial Mortgage Corporation, as Master Servicer, The Chase Manhattan Bank as trustee, and Texas Commerce Bank National Association, as co-trustee, dated as of May 20, 1997.

                   1 Underwriting Agreement by and among the Depositor and Merril Lynch, Pierce, Fenner & Smith Incorporated for itself and as authorized representative of J.P. Morgan Securities, Inc., Salomon Brothers, Inc. and UBS Securities LLC, dated as of May 20, 1997.

                   5 Corporate Opinion of Dechert Price & Rhoads, as special counsel to the Depositor, rendered pursuant to Section 5(b)(1) of the Underwriting Agreement, dated as of May 20, 1997.

  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BENEFICIAL MORTGAGE SERVICES, INC.



                                            By:  /s/Charles D. Brown
                                                 -------------------------------
                                                 Name:  Charles D. Brown
                                                 Its: Vice President


Dated: May 20, 1997

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